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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

April 15, 2004

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Unity Bancorp, Inc. (the "Company") to be held on May 27, 2004 at 6:00 p.m. at the Grand Colonial at the Coach and Paddock Restaurant, Route 173 West, Clinton, New Jersey. At the Annual Meeting, shareholders will be asked to consider and vote upon:

  1.
  The election of the three (3) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee;

  2.
  The adoption of the Company's 2004 Stock Bonus Plan; and

  3.
  Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

        The space is limited for the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

        Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares of Company Common Stock will be represented. In addition, please be kind enough to note on the proxy card whether or not you intend to be present at the Annual Meeting.

        On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

DAVID D. DALLAS
Chairman of the Board

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2004

        Notice is hereby given that the 2004 Annual Meeting of Shareholders (the "Annual Meeting") of Unity Bancorp, Inc. (the "Company") will be held at the Grand Colonial at the Coach and Paddock Restaurant, Route 173 West, Clinton, New Jersey, on May 27, 2004 at 6:00 p.m., for the purpose of considering and voting upon the following matters:

  1.
  The election of directors Donna S. Butler, James A. Hughes and Allen Tucker to serve as directors of the Company for the terms set forth in the accompanying proxy statement;

  2.
  The adoption of the Company's 2004 Stock Bonus Plan; and

  3.
  Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

        Shareholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

        All shareholders are cordially invited to attend the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

DAVID D. DALLAS Chairman of the Board

April 15, 2004
Clinton, New Jersey

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2004

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the "Company") of proxies to be voted at the Company's 2004 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on May 27, 2004, and at any meeting following postponement or adjournment of the Annual Meeting.

        You are cordially invited to attend the Annual Meeting, which will begin at 6:00 p.m. local time. The Annual Meeting will be held at the Grand Colonial at the Coach and Paddock Restaurant, Route 173 West, Clinton, New Jersey. Shareholders will be admitted beginning at 5:00 p.m. local time. (Directions: Route 78 West to Exit 12 to end of ramp, turn left onto Route 173 West and proceed to restaurant on right; or Route 78 East to Exit 11 to end of ramp, turn left on Route 614, continue on Route 173 and proceed to restaurant.)

        The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about April 15, 2004, to persons who were Unity Bancorp shareholders at the close of business on March 31, 2004, the record date for the Annual Meeting.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

        You are entitled to vote at the Annual Meeting all shares of Unity Bancorp's common stock, no par value per share (the "Common Stock"), that you held as of the close of business on the record date. Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

        On March 31, 2004, there were 5,473,218 shares of Common Stock outstanding.

        In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is the Record Holder?

        You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

        If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you. If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

        Record Holders:

  •
  By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on May 27, 2004.

  •
  By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares of Common Stock in person.

        Stock Held by Brokers, Banks and Nominees:

        If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

        If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 31, 2004.

        The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

        A quorum is required to transact business at the Annual Meeting. The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

        If a quorum is present, a plurality of votes cast at the Annual Meeting is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement.

How Are Votes Counted?

        All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: "for" the nominees for Director.

        Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

        You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

Who Will Pay the Expenses of Proxy Distribution?

        The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. ("NASD"), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS

        In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors has fixed the number of directors constituting the Board at 11. The Board of Directors is divided into three classes. One class is elected each year for a term of three years.

        Three Directors will be elected at this Annual Meeting to serve for a three-year term expiring at the Company's Annual Meeting in 2007. The Board has nominated Donna S. Butler, James A. Hughes and Allen Tucker to fill these positions. Each of the nominees is a current member of the Company's Board of Directors.

        The following tables set forth, as of the record date, the names of the nominees and the names of those directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.

        The persons named in the enclosed proxy card will vote such proxy "for" the election of each of the nominees named above unless you indicate that your vote should be withheld. If elected, each nominee will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of the nominees has indicated to the Company that he or she will serve if elected. The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

        The Board of Directors has nominated and recommends a vote FOR the election of Ms. Butler, Mr. Hughes and Mr. Tucker.

Information with Respect to the Nominees and Continuing Directors

Table I—Nominees for Election at 2004 Annual Meeting*

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires**
Donna S. Butler(3), 44 Director	Attorney at law since 1986 (admitted in NJ & NY); homemaker since 1990	2001	2007
James A. Hughes, 45, President and Director	President of the Company and the Bank since December 31, 2003. Executive V.P. and Chief Financial Officer of the Company and the Bank from 2000 to 2003; SVP Finance, 1998 and 1999, Summit Bancorp	2002	2007
Allen Tucker(3), 77 Vice-Chairman	President, Tucker Enterprises Real Estate Builder & Investor since 1994	1995	2007

*
Anthony J. Feraro, whose term as a Director would have expired in 2004, and who was the Company's and the Bank's President and Chief Executive Officer, resigned from all positions with the Company and the Bank as of December 31, 2003. As of the date hereof, the vacancy created by Mr. Feraro's resignation has not been filled. The Board of Directors, on December 31, 2003, promoted James A. Hughes to replace Mr. Feraro as President of the Company and the Bank. David D. Dallas currently serves as the Company's interim Chief Executive Officer, and Alan Bedner, formerly Senior Vice President and Controller of the Company, was appointed on December 31, 2003 to serve as the Chief Financial Officer of the Company, a position previously held by Mr. Hughes.
**
Expiration date applies if nominee is elected at this Annual Meeting.

Table II—Directors of the Company Whose Terms Continue
Beyond this Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires
Frank Ali, 71 Director	Entrepreneur and Real Estate Developer, Pittstown, NJ, since 1960	2002	2006
Dr. Mark S. Brody, 51 Director	V.P. and Registered Principal, Planned Financial Programs, Inc., a NASD registered broker/dealer; Proprietor of Financial Planning Analysts, (a financial planning firm in Melville, NY) since 1990; Non-practicing physician	2002	2006
David D. Dallas(4), 50 Chairman and Chief Executive Officer	Chairman since 2000 and interim Chief Executive Officer of the Company since November 19, 2003; Chief Executive Officer of Dallas Group of America, Inc. (Chemicals) since 1989	1991	2005
Robert H. Dallas(4), II, 57 Director	President of Dallas Group of America, Inc. (Chemicals) since 1989	1991	2005
Peter P. DeTommaso, 78 Director	President of Home Owners Heaven, Inc. (Hardware and Lumber Retail) from 1958 to 1991; retired since 1991	1991	2005
Charles S. Loring, 62 Director	Owner, Charles S. Loring, Certified Public Accountant since 1970	1991	2006
Samuel Stothoff, 71 Director	President and co-owner of Samuel Stothoff Co., Inc., Flemington, NJ (Well Drilling) from 1974 to 2003; retired as President in 2003	1991	2005

(1)
Each director of the Company is also a director of Unity Bank, a wholly owned subsidiary of the Company (the "Bank").

(2)
Includes prior service on the Board of Directors of the Bank.

(3)
Donna S. Butler is the daughter of Allen Tucker.

(4)
David D. Dallas and Robert H. Dallas, II are brothers.

        No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

PROPOSAL 2
APPROVAL OF UNITY BANCORP, INC. 2004 STOCK BONUS PLAN

Description of the 2004 Plan and Vote Required

        On March 18, 2004, the Board of Directors adopted the Unity Bancorp, Inc. 2004 Stock Bonus Plan (the "2004 Plan") and directed that the 2004 Plan be submitted to the shareholders for approval at the 2004 Annual Meeting. The 2004 Plan will become effective if approved by a majority of the votes cast by holders of the shares of the Company's Common Stock voting in person or by proxy at the Annual Meeting. The Company believes that the 2004 Plan will enable it to attract and continue to appoint and employ qualified directors, officers and employees, and, accordingly, the Company believes that it is in the best interests of the Company to adopt the 2004 Plan.

        The purpose of the 2004 Plan is to provide directors, officers and employees of the Company, the Bank, and any subsidiaries the Company may acquire or form, with a proprietary interest in the Company as an incentive to encourage such persons to promote the growth and profitability of the Company and the Bank and remain in service with the Company and the Bank, and to reward such persons for the past performance of the Company and the Bank. The following summary of the material features of the 2004 Plan is qualified in its entirety by the full text of the 2004 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the 2004 Plan

        Up to 100,000 shares of the Company's Common Stock may be awarded under the 2004 Plan, subject to adjustment in the event of certain capital changes in the Company. Directors, officers and employees of the Company, the Bank, and of any subsidiaries that the Company may acquire or form, are eligible to be awarded bonuses under the 2004 Plan in the form of shares of the Company's Common Stock. At the date hereof, there are approximately 10 Directors, 5 executive officers and 165 employees who would be eligible to receive stock bonuses under the 2004 Plan.

        The 2004 Plan will be administered by the Board of Directors of the Company, who will have the authority to determine the persons to whom share bonuses will be granted, the amount of each share bonus, and any other terms and conditions applicable to a share bonus (which terms and conditions may not be identical for all participants or with respect to all awards). The Board of Directors also has the authority to establish such rules and regulations as it may deem necessary or appropriate for the proper administration of the 2004 Plan. The Company anticipates filing a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under the 2004 Plan.

Federal Income Tax Consequences of the 2004 Plan

        In general, bonus share grants will be taxed as compensation income to the grant recipient at the full fair market value of the Common Stock underlying the grant on the date of grant. The Company is entitled to an income tax deduction for the amount of compensation paid to a participant under the 2004 Plan. If the bonus shares are subject to forfeiture, absent an election under section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the bonus share grant will be taxed to the grant recipient as compensation income at the fair market value of the Common Stock underlying the grant, and the Company will be entitled to an income tax deduction for such amount, as of the date the risk of forfeiture is eliminated. If the grant recipient makes a timely election under section 83(b) of the Code, the bonus share grant will be taxed as compensation income to the grant recipient at the fair market value of the Common Stock underlying the grant, without regard to any risk of forfeiture, on the date of grant, and the Company will be entitled to an income tax deduction in such amount as of the same date.

Termination of and Amendments to the 2004 Plan

        No awards may be made under the 2004 Plan after the expiration of ten years from the date of adoption of the 2004 Plan. The Board of Directors may amend the 2004 Plan from time to time, or terminate the 2004 Plan at any time, in each case in its discretion, but no such action shall reduce any award granted prior to the date of such action, or change any of the terms or conditions applicable to such existing award without the consent of the award recipient.

        The number of shares that would be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the 2004 Plan are not currently determinable.

        The following table provides information with respect to the equity securities that are authorized for issuance under our equity compensation plans as of December 31, 2003:

EQUITY COMPENSATION PLAN INFORMATION

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	870,250	$6.24	53,393
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	870,250	$6.24	53,393

        The Board of Directors recommends a vote FOR the approval of the Unity Bancorp, Inc. 2004 Stock Bonus Plan.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

        During the fiscal year ended December 31, 2003, the Board of Directors of the Company held 17 meetings. During the fiscal year ended December 31, 2003, no director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such director served. The Board of Directors has determined that each of the following Directors of the Company is "independent" within the meaning of the NASD's listing standards: Donna Butler, Allen Tucker, Frank Ali, Mark Brody, Peter DeTommaso, Charles Loring and Samuel Stothoff. The Company's policy is to require all Directors to attend annual meetings of shareholders absent extenuating circumstances. Ten out of eleven of the Company's Directors attended the Company's 2003 Annual Meeting of Shareholders.

Audit Committee

        The Company maintains an Audit Committee of the Board of Directors, which consisted of Messrs. Ali, Brody, Loring and Tucker during the fiscal year ended December 31, 2003. Ms. Butler was appointed as an additional member of the Audit Committee on January 13, 2004. The Audit Committee met 13 times in 2003. All Directors who serve on the Audit Committee are "independent" for purposes of NASD listing standards. The Board has determined that Mr. Loring is an "audit committee financial expert" as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K, and has the financial sophistication and experience required by NASD listing standards.

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting out the functions of the Audit Committee. The audit functions of the Audit Committee are to: (i) monitor the integrity of the Company's financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company's independent external audit and internal audit functions; (iii) provide avenues of communication among the independent auditor, management, internal auditors and the Board of Directors; and (iv) encourage the adherence to, and continuous improvement of, the Company's policies, procedures and practices at all levels. The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of their analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Company's internal auditors and recommends any action to be taken in connection therewith.

        The Board has adopted a written charter for the Audit Committee setting forth the audit-related functions that the Audit Committee is to perform. The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rulemaking and to make sure that Audit Committee functions and procedures are appropriately defined and implemented. Pursuant to this review, the Audit Committee charter was amended and restated as of February 26, 2004 to conform to recently revised standards of conduct, independence and operation applicable to audit committees and their members. A copy of the Charter as so amended and restated is attached as Exhibit B to this Proxy Statement.

H/R Compensation Committee

        The Company has an H/R Compensation Committee of the Board of Directors, which consisted of Robert H. Dallas (as Chairman), Frank Ali, Donna Butler and Peter DeTommaso during the fiscal year ended December 31, 2003. The H/R Compensation Committee met 3 times in 2003. On March 18, 2004, Mr. Dallas resigned from his position on the H/R Compensation Committee and Dr. Mark S.

Brody was appointed to take his place. As of the date hereof, all Directors who serve on the H/R Compensation Committee are "independent" for purposes of NASD listing standards.

        The H/R Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation. The H/R Compensation Committee does not have a formal charter, but performs functions that include monitoring human resources and compensation issues and practices both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resource policies and employment manual updates. Based on the results of its activities, the H/R Compensation Committee makes recommendations to the Board as to matters of compensation and human resources. The H/R Compensation Committee is not authorized to make final decisions as to these matters; rather, the Board of Directors makes all finals determinations regarding compensation and human resources matters, and takes into account, but is not required to follow, the recommendations of the H/R Compensation Committee. All decisions regarding compensation of executive officers of the Company are made by a majority of independent Directors, in accordance with NASD listing standards.

        The Company does not maintain a separate Nominating Committee. The full Board of Directors, which is comprised of a majority of independent directors within the meaning of the NASD listing standards, performs the functions and fulfills the role of a nominating committee. In accordance with NASD listing standards, each nominee selected by the Board must be approved by a majority of the independent Directors. The Company does not believe that a nominating committee is needed in light of the foregoing approval requirement and the fact that the Board consists largely of independent Directors. Although the Board has not adopted a formal written charter relating to its nominating procedures, it has adopted a resolution regarding the nomination process. The Board of Directors carefully considers all director candidates recommended by the Company's stockholders, and the Board does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. In its evaluation of each proposed candidate, the Board considers many factors including, without limitation, the individual's experience, character, demonstrations of judgment and ability, and financial and other special expertise. The Board is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for director. Candidates must; be at least 30 years old, be an individual of high character and integrity, be accomplished in his or her respective field with superior credentials and recognition, have relevant expertise and experience upon which to be able to offer advise and guidance to management, have sufficient time available to devote to the affairs of the Company, represent the long-term interest of shareholders and have a broad understanding of financial matters. Any shareholder who wishes to recommend an individual as a nominee for election to the Board of Directors should submit such recommendation in writing to the President of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company. Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if nominated by the Board, would be proposed for election.

Communications with the Board of Directors

        The Company encourages shareholder communications with the Board of Directors but does not have a formal process. All such communications should be directed to Mr. Hughes, who will circulate them to the other members of the Board. The Board does not screen shareholder communications.

Compensation of Directors

        Directors of the Company do not receive cash compensation for their service on the Company's Board of Directors. However, Directors do receive cash compensation for their service on the Board of Directors of the Bank. Directors receive $600 for attendance at each Bank Board of Directors meeting, and between $150 and $250 for attendance at each Bank Committee meeting. In addition, Directors are eligible to participate in the Company's stock bonus and stock option plans. During 2003, no members of the Company's Board of Directors received grants of Common Stock under the Company's stock bonus plans. During 2003, a total of 67,000 options to purchase shares of Common Stock were granted to non-employee Directors at an exercise price of $11.28 per share.

Code of Ethics

        The Company has adopted a Code of Ethics in accordance with SEC regulations, applicable to the Company's Chief Executive Officer, Chief Operating Officer, senior financial officers and the Board of Directors, which Code was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Auditors for Fiscal 2004

        The Company's independent auditor for the fiscal year ended December 31, 2003 was KPMG LLP. The Company's Audit Committee has appointed KPMG LLP to continue as independent auditor for the Bank and the Company for the year ending December 31, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Fees Paid to the Company's Independent Auditors During Fiscal 2003 and Fiscal 2002

Audit Fees

        The Company was billed the aggregate amount of $110,000 for fiscal year ended December 31, 2003 for professional services rendered by KPMG LLP for its audit of the Company's Financial Statements for 2003 and review of the financial statements included in the Company's Forms 10-Q during 2003. The Company was billed the aggregate amount of $110,000 for fiscal year ended December 31, 2002 for professional services rendered by KPMG LLP for its audit of the Company's Financial Statements for 2002 and review of the financial statements included in the Company's Forms 10-Q during 2002.

Audit-Related Fees

        In fiscal 2003, KPMG LLP billed the Company $94,500 for services in connection with an internal inquiry into certain expense reimbursement requests made by the Company's former President and Chief Executive Officer, and the related assurance that such requests were isolated incidents and did not necessitate restatement of the Company's previously issued financial statements.

Tax Fees

        KPMG LLP billed the Company $7,600 and $4,950 in for the fiscal years ended 2003 and 2002, respectively, for tax compliance services.

All Other Fees

        In addition to the fees set forth above under Audit Fees, the Company was billed $31,536 for the implementation of cash management software in the fiscal year ended December 31, 2002. The Company was also billed $2,000 by KPMG LLP for professional services related to Securities and Exchange Act filings of the Company in fiscal year 2002.

        The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG LLP.

Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by KPMG LLP to the Corporation for the fiscal years ended 2003 and 2002 were approved by the Audit Committee.

Report of the Audit Committee

        The Audit Committee meets monthly to consider the adequacy of the Company's financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company's independent auditors and the Company's internal auditors, who have unrestricted access to the Audit Committee.

        Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

        In connection with this year's financial statements, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's officers and KPMG LLP, the Company's independent auditors. We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). We also have received the written disclosures and letters from KPMG LLP, that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with representatives of KPMG LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the U.S. Securities and Exchange Commission.

Charles S. Loring, Chairman
Frank Ali
Mark Brody
Allen Tucker
Donna Butler

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following tables set forth, as of March 15, 2004, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption "Executive Compensation," and (iv) all directors and executive officers of the Company as a group.

Name and Position With Company(1)	Number of Shares Beneficially Owned(2)		Percent of Class
Frank Ali, Director	34,050	(3)	0.62%
Mark S. Brody, Director	385,653	(4)	7.03%
Donna S. Butler, Director	35,683	(5)	0.65%
David D. Dallas, Chairman and Chief Executive Officer	776,325	(6)	14.07%
Robert H. Dallas, II, Director	744,584	(7)	13.50%
Peter P. DeTommaso, Director	194,307	(8)	3.52%
Charles S. Loring, Director	204,278	(9)	3.70%
Samuel Stothoff, Director	228,854	(10)	4.15%
Allen Tucker, Director	187,321	(11)	3.40%
Michael T. Bono, Exec. V.P. and Chief Retail Officer	77,695	(12)	1.40%
Michael F. Downes, Exec. V.P. and Chief Lending Officer	63,477	(13)	1.15%
James A. Hughes, President and Director	49,109	(14)	0.89%
John J. Kauchak, Exec. V.P. and Chief Operating Officer	49,979	(15)	0.91%
Directors and Executive Officers of the Company as a Group (15 persons)	2,449,693	(16)	40.81%
5% Shareholders:
Robert Van Volkenburgh, former Chairman	295,772	(17)	5.5%

(1)
The address for Robert J. Van Volkenburgh is P.O Box 5301 Clinton, NJ 08809. The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.

(2)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)
Includes 8,400 shares in Mr. Ali's own name and 9,400 shares held jointly with his spouse. Also includes 16,250 shares issuable upon the exercise of immediately exercisable options.

(4)
Includes 15,548 shares held jointly with his spouse. Also includes 45,885 shares registered to Financial Planning Analysts and owned by Dr. Brody and 311,969 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power. Includes 12,250 shares issuable upon the exercise of immediately exercisable options.

(5)
Includes 2,643 shares in Ms. Butler's own name and 10,290 shares held by Ms. Butler's spouse. Also includes 22,750 shares issuable upon the exercise of immediately exercisable options. Ms. Butler disclaims beneficial ownership of the shares held by her spouse in his own name.

(6)
Includes 117,039 shares in Mr. Dallas' own name; 43,750 shares issuable upon the exercise of immediately exercisable options. Also includes 2,363 shares held by his spouse in her own name,

  and 7,090 shares held by each of Mr. Dallas' two children. Shares also disclosed as beneficially owned by Mr. Dallas include 30,099 shares held by Trenton Liberty Ins. Co., a captive insurance company controlled by the Board of Directors of the Dallas Group of America, Inc., and 568,876 shares held by Dallas Financial Holdings, LLC. These shares are also disclosed as beneficially owned by Mr. Robert H. Dallas II. David D. Dallas disclaims beneficial ownership of the shares held by his spouse in her own name.

(7)
Includes 94,794 shares in Mr. Dallas' own name; 7,065 shares held by Mr. Dallas' son; and 43,750 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas include 30,099 shares held by Trenton Liberty Ins. Co.; a captive insurance company controlled by the Board of Directors of the Dallas Group of America, Inc., and 568,876 shares held by Dallas Financial Holdings, LLC. These shares are also disclosed as beneficially owned by David D. Dallas.

(8)
Includes 5,067 shares in Mr. DeTommaso's own name and 145,490 shares owned jointly with Mr. DeTommaso's spouse. Also includes 43,750 shares issuable upon the exercise of immediately exercisable options.

(9)
Includes 111,656 shares in Mr. Loring's own name; 13,542 shares held by Mr. Loring's spouse in her own name; 22,680 shares owned jointly with his spouse; and 12,650 shares held by The Loring Partnership. Also includes 43,750 shares issuable upon the exercise of immediately exercisable options. Mr. Loring disclaims beneficial ownership of the shares held by his spouse in her own name.

(10)
Includes 17,724 shares in Mr. Stothoff's own name; 158,754 held jointly with his spouse; 8,626 shares held by Mr. Stothoff's spouse in her own name. Also includes 43,750 shares issuable upon the exercise of immediately exercisable options. Mr. Stothoff disclaims beneficial ownership of the shares held by his spouse in her own name.

(11)
Includes 112,255 shares in Mr. Tucker's own name; 43,750 shares issuable upon the exercise of immediately exercisable options; 31,316 shares held by Mr. Tucker's spouse in her name. Mr. Tucker disclaims beneficial ownership of the shares held by his spouse in her own name.

(12)
Includes 18,220 shares in Mr. Bono's own name; 59,475 shares issuable upon the exercise of immediately exercisable options.

(13)
Includes 5,512 shares in Mr. Downes' own name; 3,378 shares owned jointly with Mr. Downes' spouse; 187 shares owned by Mr. Downes' spouse in her own name; and 54,400 shares issuable upon the exercise of immediately exercisable options. Mr. Downes disclaims beneficial ownership of the shares held by his spouse in her own name.

(14)
Includes 7,984 shares in Mr. Hughes' own name and 41,125 shares issuable upon the exercise of immediately exercisable options.

(15)
Includes 3,542 shares in Mr. Kauchak's own name and 46,437 shares issuable upon the exercise of immediately exercisable options.

(16)
Includes 530,018 shares issuable upon the exercise of immediately exercisable options.

(17)
All information regarding the number of shares beneficially owned and the percent of ownership by Mr. Van Volkenburgh was obtained from the Schedule 13-G/A filed with the U.S. Securities and Exchange Commission by Mr. Van Volkenburgh on February 10, 2004. Does not include 14,342 shares held by Mr. Van Volkenburgh's spouse of which he has disclaimed any beneficial ownership.

EXECUTIVE COMPENSATION

Board of Directors Interlocks and Insider Participation

        During 2003, the entire Board of Directors of the Company and the Bank made all decisions with regard to executive compensation, taking into consideration the recommendations of the H/R Compensation Committee. The approval of a majority of the independent Directors is required with respect to all executive compensation. None of the members of the Board of Directors except James A. Hughes and David D. Dallas are or at any time have been an employee of the Company or the Bank. David D. Dallas is currently serving as the Company's interim Chief Executive Officer, but receives no compensation for his services in that capacity. (Anthony J. Feraro was both an employee and a Director of the Company and the Bank during 2003, but resigned from all positions with the Company and the Bank as of December 31, 2003.)

Board of Directors Report on Executive Compensation

        The Board of Directors is responsible for establishing the compensation levels and benefits for executive officers of the Company and the Bank. The Board of Directors has the following goals for compensation programs affecting the executive officers of the Company and the Bank:

  •
  to align the interests of executive officers with the long-term interests of shareholders through awards that can result in ownership of Common Stock;

  •
  to retain the executive officers who the Board of Directors believes will increase the Company's level of performance and to allow the Company to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry; and

  •
  to maintain "fixed" compensation at competitive amounts for the industry and the geographic area of the Company.

        Anthony J. Feraro was the Company's President and Chief Executive Officer and was also the President and Chief Executive Officer of the Bank during 2003. Mr. Feraro resigned from all of his positions with the Company and the Bank as of December 31, 2003, and James A. Hughes was appointed President of the Company and the Bank as of January 1, 2004. David D. Dallas is currently serving as the Company's interim Chief Executive Officer, but is not compensated by the Company for his services in this capacity. In determining Mr. Feraro's compensation for 2003, the Board of Directors took into account the continued profitability of the Company during the year. The Board of Directors also took into account Mr. Feraro's performance in repositioning the Company's funding mix, improving the Company's net interest margin, decreasing the Company's cost of funds and increasing the Company's loan portfolio.

        Although, as stated above, David Dallas has served as the Company's interim Chief Executive Officer since January 1, 2004, in view of his service in that capacity without compensation, the Board of Directors presently anticipates that Mr. Hughes will be the Company's most highly compensated executive officer in 2004. Consequently, for 2004, the Board of Directors will review Mr. Hughes' total compensation package in light of the Company's continued efforts to increase its profitability, augment its capital and increase its base of earning assets.

Frank Ali
Mark S. Brody
Donna S. Butler
David D. Dallas, Chairman
Robert H. Dallas, II
Peter P. DeTommaso
James A. Hughes
Charles S. Loring
Samuel Stothoff
Allen Tucker

Summary Compensation Table

        The following table sets forth summary information concerning the annual compensation for the last three fiscal years of the former Chief Executive Officer of the Company (who resigned as of December 31, 2003) and each of the four most highly compensated executive officers of the Company or the Bank (other than the Chief Executive Officer) whose individual remuneration exceeded $100,000 for the last fiscal year. David D. Dallas, the Company's interim Chief Executive Officer since January 1, 2004, serves in that capacity without compensation from the Company, but is included in the table in addition to the foregoing persons by reason of his position as the Company's current Chief Executive Officer.

	Annual Compensation				Long-Term Compensation
Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)	Securities Underlying Options/SARs(#)
Anthony J. Feraro, former (through December 31, 2003) President & Chief Executive Officer(2)(3)	2003 2002 2001	320,000 292,760 266,846	— 85,000 25,000	12,437 9,953 8,150	— 26,750 63,000
James A. Hughes, President since 01/01/04; former EVP and Chief Financial Officer(4)	2003 2002 2001	144,165 135,401 126,731	18,000 12,500 —	— — 2,692	6,000 20,475 31,500
Michael T. Bono, Executive VP and Chief Retail Officer(5)	2003 2002 2001	129,863 121,022 108,096	18,000 30,500 —	15,420 22,603 33,726	4,000 22,759 42,000
Michael F. Downes, Executive VP and Chief Lending Officer(6)	2003 2002 2001	152,555 143,275 117,231	18,000 12,500 —	5,475 500 38,649	4,000 20,659 42,000
John J. Kauchak Exec. VP, COO(7)	2003 2002 2001	110,712 101,880 93,061	18,500 10,000 —	— 250 —	6,000 23,809 42,000
David D. Dallas, interim Chief Executive Officer since November 19, 2003(8)	2003 2002 2001	— — —	— — —	19,600 20,150 14,400	7,000 5,250 31,500

(1)
Other annual compensation includes insurance premiums and the personal use of automobiles, commissions paid on loan originations, and Directors' fees for attendance at related Board/Committee meetings.

(2)
Mr. Feraro was hired as the Company's Chief Operating Officer and Executive Vice President in November 1999 at an initial annual salary of $250,000. Mr. Feraro was subsequently appointed President and CEO of the Company. On November 19, 2003, Mr. Feraro was suspended from his duties pending the outcome of an Audit Committee inquiry. He resigned from all positions with the Company as of December 31, 2003.

(3)
Amounts listed in the "Other Annual Compensation" column include $6,240 in automobile allowance and $6,197 for life insurance premiums for the fiscal year ended December 31, 2003, and $6,240 in automobile allowance and $3,713 for mileage for the fiscal year ended December 31, 2002.

(4)
Mr. Hughes was hired as the Company's Chief Financial Officer and Executive Vice President in December 2000 at an initial annual salary of $125,000. Mr. Hughes was subsequently appointed Corporate Secretary and Director of the Company. As of January 1, 2004, Mr. Hughes was promoted to the position of President of the Company and is no longer the Company's Chief Financial Officer.

(5)
Amounts listed in the "Other Annual Compensation" column include $6,202 in automobile allowance, $950 in referral fees and $8,267 in loan commissions for the fiscal year ended December 31, 2003, and $1,816 in mileage, $19,497 in loan commissions and $750 in referral fees for the fiscal year ended December 31, 2002 and, in addition to automobile allowances, the amounts listed include $25,926 in loan commissions for the fiscal year ended December 31, 2001.

(6)
Amounts listed in the "Other Annual Compensation" column include $5,025 in automobile allowance, $450 in referral fees for the fiscal year ended December 31, 2003 and $500 in referral fees for the fiscal year ended December 31, 2002 and, in addition to automobile allowances, the amounts listed include $21,809 in loan commissions for the fiscal year ended December 31, 2001.

(7)
Amounts listed in the "Other Annual Compensation" column include $250 in referral fees for the fiscal year ended December 31, 2002.

(8)
Amounts listed in the "Other Annual Compensation" column include Director's fees for attendance at related Board/Committee meetings of $19,600, $20,150 and $14,400 for the fiscal years ended December 31, 2003, 2002 and 2001 respectively.

Employment and Change in Control Agreements

        In connection with the resignation of Anthony J. Feraro as of December 31, 2003, the Company and the Bank entered into a Settlement Agreement and General Release dated as of December 31, 2003 pursuant to which; (i) Mr. Feraro is entitled to receive from the Bank, in installments through 2004, an amount equal to $320,000 (Mr. Feraro's annual salary during 2003); (ii) the Company has agreed to provide medical benefits for Mr. Feraro and his immediate family through 2004; (iii) Mr. Feraro was permitted to exercise, through March 31, 2004, all options to purchase the Company's Common Stock granted to Mr. Feraro and vested as of December 31, 2003; (iv) mutual general releases were provided by Mr. Feraro and the Company and the Bank; and (v) Mr. Feraro agreed to a one-year covenant not to compete with the Company or the Bank. The Employment Agreement of Mr. Feraro formerly in effect was terminated, and superseded and replaced, by the Settlement Agreement and General Release.

        The Company and the Bank entered into an Employment Agreement with Mr. Hughes on    March 23, 2004 (superseding and replacing a Retention Agreement with Mr. Hughes formerly in effect) with respect to his services as President of the Company and the Bank. Under this Employment Agreement, Mr. Hughes will receive an annual base salary of $185,000, subject to annual review and, in the discretion of the Board of Directors, adjustment based on factors deemed appropriate by the Board. Mr. Hughes may also receive such additional cash bonuses as the Board of Directors may authorize, in its discretion. Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Board of Directors may, in its discretion, determine.

        Mr. Hughes' employment may be terminated at any time for "cause" as defined in the Employment Agreement, or without "cause." In the event that Mr. Hughes is terminated without "cause" or resigns for "good cause" (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary. Such amount shall be paid, at the option of Mr. Hughes, over an 18-month period or in one lump sum payment (within 30 days of the termination of Mr. Hughes' employment). In the event Mr. Hughes elects to receive such amount over an 18-month period, Mr. Hughes will also continue to receive medical, life insurance and other benefits to which he had been entitled at the date of termination for such 18-month period unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. "Good Cause" under the Employment Agreement includes a material reduction in Mr. Hughes' duties and responsibilities or any reduction in his base salary. In addition, if Mr. Hughes' employment with the Company or any successor terminates within 18 months after a "change in control" of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive, an amount equal to the greater of (i) 36 times Mr. Hughes' monthly base salary (prorated based upon his annual base salary at the date of termination), or (ii) the amount of Mr. Hughes' annual base salary at the date of termination plus the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year. Such amount shall be paid, at the option of Mr. Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a "Change in Control") or over a 36-month period. In the event Mr. Hughes elects to receive such amount over a 36 -month period, the Company, or its successor, will be required to maintain Mr. Hughes' hospital, health, medical and life insurance coverage during such 36-month period unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.

        Furthermore, If Mr. Hughes' employment with the Company terminates within 18 months after the Company consummates a "Significant Acquisition", as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (a) 36 times Mr. Hughes' monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (b) the amount of Mr. Hughes' annual base salary at the date of termination plus the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year. Such amount shall be paid, at the option of Mr. Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a "Significant Acquisition") or over a 36-month period. In the event Mr. Hughes elects to receive such amount over a 36-month period, the Company will be required to maintain Mr. Hughes' hospital, health, medical and life insurance benefits coverage during such 36-month period unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination. "Significant Acquisition" under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Mr. Hughes' Employment Agreement has a term of three years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions. In addition, the term of Mr. Hughes' Employment Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company's entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes' Employment Agreement.

        The Company also entered into Retention Agreements on March 23, 2004 with each of its executive vice presidents, Messrs. Bedner, Bono, Downes, Kauchak and Ms. Stashko (superseding and replacing, in the case of Messrs. Bono, Downes and Kauchak, change in control agreements formerly in effect) setting forth the rights of such persons upon termination of employment and upon a change in control of the Company. Each of these Retention Agreements provides that the executive may be terminated at any time for "cause" as defined in the applicable Retention Agreement, or without "cause." In the event that the executive is terminated without "cause" or resigns for "good cause" (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to 9 months of the executive's then current base salary. Such amount shall be paid, at the executive's election in a lump sum payment (within 30 days of the termination of the executive) or over a 9-month period. In the event the executive elects to receive such amount over a 9-month period, the executive will continue to receive medical, life insurance and other benefits to which the executive had been entitled at the date of termination for such 9-month period unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. "Good Cause" under the Retention Agreements includes a material reduction in the executive's duties and responsibilities or any reduction in the executive's base salary.

        In addition, if the executive's employment with the Company or any successor terminates within 18 months after a "change in control" of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive, an amount equal to the greater of (i) 18 times the executive's monthly base salary (prorated based upon the executive's annual base salary at the date of termination), or (ii) the amount of the executive's annual base salary at the date of termination plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year. Such amount shall be paid, at the executive's option, in one lump sum payment (within 30 days of the executive's termination subsequent to a "change in control") or over an 18-month period. In the event the executive elects to receive such amount over an 18-month period, the Company, or its successor, will be required to maintain the executive's hospital, health, medical and life insurance coverage for such 18-month period. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

        Furthermore, if the executive's employment with the Company terminates within 18 months after the Company consummates a "Significant Acquisition", as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to the greater of (a) 18 times the executive's monthly base salary (pro-rated based upon its annual base salary at the date of termination), or (b) the amount of the executive's annual base salary at the date of termination plus the aggregate amount of any cash bonus paid to the executive during the preceding fiscal year. Such amount shall be paid, at the option of the executive, in one lump sum payment (within 30 days of the termination of the executive subsequent to a "Significant Acquisition") or over an 18-month period. In the event the executive elects to receive such amount over an 18-month period, the Company will be required to maintain the executive's hospital, health, medical and life insurance benefits coverage during such 18-month period unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination. "Significant Acquisition" under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force in effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control or (ii) the termination of the negotiations for the proposed transaction which would have resulted in the change in control. In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company's entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the Bank or the New Jersey Department of Banking and Insurance; or

(iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

Stock Benefit Plans for Employees

        The Company has several stock option plans that allow the Board of Directors to grant stock options to the Company's officers, employees and directors. The exercise price of options is equal to the fair market value of the Common Stock on the date of grant. Options typically vest over a period of time determined by the Board and may not be exercised more than ten years after the date of grant.

401(k) Plan

        The Bank has a 401(k) savings plan covering substantially all employees. Under this plan, an employee can contribute up to 20% of his or her salary on a tax deferred basis. The Bank may also make discretionary contributions to the plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth information related to the grant of options by the Company during the fiscal year ended December 31, 2003 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options/SARS Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Present Value of Grant on Grant Date($)(1)
Anthony J. Feraro	-0-	—	—	—	—
James A. Hughes	6,000	3.5%	$11.28	12/18/13	$17,340
Michael T. Bono	4,000	2.3%	$11.28	12/18/13	$11,560
Michael F. Downes	4,000	2.3%	$11.28	12/18/13	$11,560
John J. Kauchak	6,000	3.5%	$11.28	12/18/13	$17,340
David D. Dallas	7,000	4.1%	$11.28	12/18/13	$20,230

Total	27,000	15.9%

(1)
The present value has been estimated using the Black-Scholes option pricing model using the following assumptions: dividend yield of 1.1%; expected volatility of 34% and a risk-free interest rate of 2.37%.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION/SAR VALUES

        The following table sets forth information concerning the value of unexercised options held as of December 31, 2003 by the executive officers of the Company named in the Summary Compensation table. No options were exercised by named executive officers of the Company in 2003.

Name	Number of Securities Underlying Options at December 31, 2003 Unexercisable/Exercisable		Value of In-the-Money Options at December 31, 2003(1) Unexercisable/Exercisable
Anthony J. Feraro	—	89,250	—	627,606
James A. Hughes	34,350	34,125	187,519	252,643
Michael T. Bono	34,747	47,400	188,989	273,440
Michael F. Downes	32,822	44,600	180,999	265,943
John J. Kauchak	36,292	40,373	190,582	264,250
David D, Dallas	—	43,750	—	259,791

(1)
Based upon a price of $11.43, the closing price of the Common Stock on the NASDAQ Market on December 31, 2003.

PERFORMANCE GRAPH

        Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against (1) the cumulative total return on the NASDAQ Index for banks with under $500 million in assets and (2) the NASDAQ Composite Index for the period commencing December 31, 1998 and ending on December 31, 2003.

	Fiscal Year Ending
	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02	12/31/03
Unity Bancorp, Inc.	$100.00	$57.58	$18.36	$59.90	$75.85	$111.01
NASDAQ Bank Index (<$500 million assets)	$100.00	$92.02	$105.52	$116.15	$121.40	$157.74
NASDAQ Composite Index	$100.00	$185.59	$112.67	$88.95	$60.91	$91.37

Certain Transactions with Management

        The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of the Bank's business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

        The Company leases its Clinton, New Jersey headquarters from a partnership in which Messrs. D. Dallas and R. Dallas are partners. Under the lease for such facility, such partnership received aggregate rental payments of $593,588 in 2003. On September 19, 2003, the Company entered into an amendment to such lease, which, among other things: extended the term thereof through December 31, 2009; increased the rental amounts due thereunder to $422,256 per annum ($35,188 per month) through December 31, 2003; increased the rental amounts due thereunder to $430,704.36 per annum ($35,892.03 per month) during the period of January 1, 2004 through October 31, 2005; increased the rental amounts thereunder to $553,247.40 per annum ($46,103.95 per month) for the period of November 1, 2005 through December 31, 2009, which includes an additional 5,600 sq feet of rental space located on the third floor of the Company's headquarters; gave the Company an option to rent, from April 1, 2004 through November 1, 2005, an additional 3,519 square feet at 54 Old Highway 22, Clinton, New Jersey (a building adjacent to the Company's Clinton, New Jersey headquarters owned by an affiliate of the partnership in which Messrs. D. Dallas and R. Dallas are partners) at the rate of $68,536.04 per annum ($5,711.34 per month); and gave the Company option to purchase its Clinton, New Jersey headquarters for a purchase price of $5,000,000 which must be exercised prior to June 30, 2009. In addition to the base rental amounts, the Company is also responsible to pay its pro rata share of common area maintenance charges through the remainder of the lease term. The Company believes that such rent payments reflected market rent and that such lease reflects terms that are comparable to those which could have been obtained in a lease with an unaffiliated third party. During 2003, the Company also leased its Scotch Plains, New Jersey offices from a partnership in which Messrs. D. Dallas and R. Dallas are partners. Under the lease for such office, such partnership received aggregate rental payments of $75,246 in 2003. On January 1, 2004, the Company purchased such Scotch Plains, New Jersey offices for $750,000 from such partnership. The Company believes that such 2003 rent payments reflected market rent, that the lease therefor reflected terms that are comparable to those which could have been obtained in a lease with an unaffiliated third party, and that the purchase of its Scotch Plains, New Jersey offices reflects a fair market price that is comparable to the price that would have been paid to an unaffiliated third party for the purchase of similar offices either in or in the vicinity of Scotch Plains, New Jersey. A majority of the Company's independent Directors approved the foregoing payments and arrangements.

OTHER MATTERS

        The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

        To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC), "Board of Directors Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (who are referred to as "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of such forms received or written representations from Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2003, all the Reporting Persons complied with all applicable filing requirements, except as follows:

  •
  On December 18, 2003, each non-employee director (other than Mr. Ali) was granted an option to purchase 7,000 shares of Common Stock. On December 18, 2003 Frank Ali was granted an option to purchase 11,000 shares of Common Stock. On December 18, 2003, the Company's executive officers were granted options to purchase the following number of shares of Common Stock: Mr. Bono—4,000; Mr. Downes—4,000; Mr. Hughes—6,000; and Mr. Kauchak—6,000. The Form 4s for these option grants were not filed in a timely manner.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2005 ANNUAL MEETING

        Any shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders must ensure that the proposal is received by the Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey 08809, no later than December 16, 2004, if the proposal is submitted for inclusion in the Company's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

ANNUAL REPORT ON FORM 10-K

        The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to Company's corporate secretary at (908) 713-4308.

EXHIBIT A

UNITY BANCORP, INC.

2004 STOCK BONUS PLAN

        1.     Purpose. The 2004 Stock Bonus Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent key members of management and directors of Unity Bancorp, Inc. (the "Company"), Unity Bank (the "Bank") and any other subsidiaries, direct or indirect, which the Company may form in the future (collectively, the "Group") by providing them with a bonus in the form of shares of the common stock, no par value, ("Stock") of the Company pursuant to awards ("Awards") described herein.

        2.     Administration. The Board of Directors of the Company (the "Board") shall supervise and administer the Plan. Any questions of interpretation of the Plan or of any Awards issued under it shall be determined by the Board and such determination shall be final and binding upon all persons. The Board is authorized to, subject to the provisions of this Plan, select Participants from among the eligible Participants (as set forth under Paragraph 3 hereof) to receive Awards, to determine the number of shares of Stock subject to each Award, to establish the terms and conditions of each such Award, to establish such rules and regulations as the Board deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan as it deems necessary or advisable. All Awards to the Chief Executive Officer or any other Executive Officers of the Company, the Bank or the Group must, in accordance with the listing standards of the NASD, be determined, or recommended to the Board by a majority of "independent" directors (as defined under the rules and regulations of the Securities and Exchange Commission and the listing standards of the NASD). All the determinations and interpretations made by the Board shall be binding and conclusive on all Plan Participants and on their legal representatives and beneficiaries.

        3.     Participants. Participants shall consist of select key members of management or board of directors of the Group, including employees and non-employee directors of the Bank as the Board may select from time to time.

        4.     Shares Reserved Under the Plan. There is hereby reserved for issuance as Awards under the Plan an aggregate of 100,000 shares of Stock.

        5.     Awards. Awards will consist of shares of Stock transferred to Participants as a bonus for service rendered to the Group. Upon any such grant, the Company shall notify the recipient of the grant, the terms and conditions of the Award (if any), and the certificate representing the Stock will be delivered to the Participant as soon as practicable. In the event any employee or director of the Group is terminated (for any reason) or resigns (for any reason), all rights to receive any additional shares of Stock contained in any Awards received prior to such termination or resignation, and not vested prior to such termination, shall become null and void. Notwithstanding the preceding sentence, in the event any employee or director of the Group has reached the age of 63 and, in connection with retirement from employment, resigns from the Group, all rights to receive additional shares of Stock contained in any Awards received prior to such resignation, and not vested prior to such resignation, shall continue in full force and effect.

        6.     Change in Control.

          (a)   For purposes of the Plan, a "Change in Control" shall mean:

            (i)    a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company or a similar transaction in which Unity is not the resulting entity; or

            (ii)   individuals who constitute the Incumbent Board (as herein defined) of Unity cease for any reason to constitute a majority thereof; or

            (iii)  the occurrence of an event of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

            (iv)  Without limitation, a "change in control" shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees or any administrator of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time-to-time is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

            (v)   A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company; or

            (vi)  A tender offer is made for 25% or more of the voting securities of the Company and shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

        For these purposes, "Incumbent Board" means the Board of Directors of the Company on March 18, 2004, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as if he were a member of the Incumbent Board.

          (b)   Upon the occurrence of a Change in Control, all shares of Stock contained in any Awards to any employee or director of the Group which is received prior to any such Change in Control and are not vested prior to such Change in Control shall become vested.

        7.     Duration, Amendment, and Termination. No Award shall be granted more than ten (10) years after the date of adoption of this Plan. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Paragraph 6 shall reduce the amount of any existing Award or change the terms and conditions thereof without the consent of the recipient of such services.

        8.     Notice. Any and all notices, consents, offers, acceptances, or any other communications provided for herein shall be given in writing which shall be addressed, in the case of the Company, to its principal office, and in the case of a Participant, to his residence, or to any other address as may be designated by him after giving appropriate notice of such other address to the Company.

        9.     Benefit. Except as herein otherwise provided, this Plan shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, and a Participant, his executor or legal representative, heirs, legatees, and successors.

        10.   Construction. This Plan has been adopted in the State of New Jersey and shall be construed pursuant to the laws of the State of New Jersey in effect at the time of such construction. In construing this Plan, the singular shall be deemed to include the Plural, and the masculine the feminine, and vice versa, except where the context clearly requires otherwise.

        11.   Titles. Captions and titles of articles and sections are provided for convenience only and are not intended to affect the substance of this Plan.

        12.   No Employment or Continued Service. Participation in this Plan shall not be deemed to be a contract between any member of the Group and any Participant. Nothing contained herein may be deemed to give any Participant the right to be retained in the employ of any member of the Group or to continue service of the Board of Directors of any member of the Group.

        13.   No Fiduciary Relationship. Neither the establishment and maintenance of this Plan, nor any action taken by the Company or the Board hereunder, shall create or be deemed to create a trust or fiduciary relationship of any kind between any member of the Group and any Participant or other person.

EXHIBIT B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF UNITY BANCORP, INC. (the "Company")

I.     AUDIT COMMITTEE PURPOSE

        The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements;

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department;

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board; and

  •
  Encourage adherence to, and continuous improvement of, the Company's policies, procedures and practices at all levels.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization.

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

        Audit Committee members shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. ("NASDAQ") and the United States Securities and Exchange Commission ("SEC"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee must be an "audit committee financial expert" as determined by the Board in accordance with applicable NASDAQ and SEC rules and regulations.

        Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet separately in executive session, periodically, as a committee and with each of management, the principal internal auditor of the Company and the outside auditing firm, to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Audit Committee or at least its Chair shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.
Be directly responsible, in its capacity as a committee of the Board, for the appointment, replacement, compensation, and oversight of the work of the independent auditor. In this regard, the Audit Committee shall have sole authority to (a) appoint and retain, (b) determine the funding for, and (c), where appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee. The independent auditors are ultimately accountable to the Audit Committee and the Board.

2.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and file this Charter as an appendix to the Company's proxy statement at least every three years in accordance with SEC regulations.

3.
Review the Company's annual audited financial statements prior to filing or distribution. Discuss with management and independent auditors significant issues regarding accounting principles, practices and judgments.

4.
In consultation with the management, the independent auditors and the internal auditors, periodically review and discuss the adequacy and effectiveness of the Company's financial reporting processes and internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management). Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings, including the status of previous examinations, prepared by the independent auditors and the internal auditing department together with management's responses. Review the Company's internal audit procedures.

5.
Periodically review and discuss the adequacy of the Company's disclosure controls and procedures and management reports thereon.

6.
Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items, which are required to be communicated by the independent auditors in accordance with AICPA SAS 61.

7.
Review and discuss the written statement from the independent auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor. Present their conclusions regarding independence to the Board.

8.
Approve in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto. Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Audit Committee.

9.
Review the audit plan of independent auditors—discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

10.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

11.
Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

12.
Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

13.
Review the appointment, performance and replacement of the senior internal audit executive.

14.
Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

15.
Review all reports concerning the Company's compliance monitoring program and any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

16.
On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

17.
Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

18.
Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statement.

19.
Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

20.
Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

21.
Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

22.
Periodically perform self-assessment of Audit Committee performance.

23.
Review financial and accounting personnel succession planning within the Company.

24.
Annually review policies and procedures as well as audit results associated with expense accounts and perquisites of directors and officers. Review and pre-approve all "related party transactions" as defined under applicable NASDAQ rules.

IV.    OUTSIDE ADVISORS

        The Audit Committee shall have the authority to obtain such outside counsel, accountants, experts and other advisors as it determines is appropriate to assist the Audit Committee in performing its functions. The Audit Committee shall have sole authority to approve related fees and retention terms and shall receive appropriate funding from the Company, as determined by the Audit Committee, for payment of fees to any such advisors.

        Amended and Restated as of February 26, 2004.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNITY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS MAY 27,2004		1.	The election of the nominees listed below to serve on the Board of Directors of the Company for the terms set forth in the Company's proxy statement.	For All Nominees ☐	With- hold ☐	For All Except ☐

The undersigned hereby appoints James A. Hughes and Alan J.Bedner, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Grand Colonial at the Coach and Paddock Restaurant, Route 173 West, Clinton, NJ, on Thursday, May 27, 2004 at 6:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any and all prior proxies given with		Donna S. Butler, James A. Hughes and Allen Tucker INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.
		2.	The adoption of the Company's 2004 Stock Bonus Plan; and	For ☐	Against ☐	Abstain ☐
		3.	In their discretion, such other business as may properly come before the meeting or any adjournment thereof.
		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.				☐
This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted "FOR" the nominees listed above.
This Proxy is solicited by the Board of Directors of the Company.
Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign.

---------------------------------------------------------------------------------------------------------------------------------------------

Detach above card, sign, date and mail in postage paid envelope provided.

UNITY BANCORP, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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UNITY BANCORP, INC. 64 Old Highway 22 Clinton, New Jersey 08809
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2004
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2004
PROXIES AND VOTING PROCEDURES
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF UNITY BANCORP, INC. 2004 STOCK BONUS PLAN
EQUITY COMPENSATION PLAN INFORMATION
GOVERNANCE OF THE COMPANY
INDEPENDENT PUBLIC ACCOUNTANTS
Report of the Audit Committee
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
PERFORMANCE GRAPH
OTHER MATTERS
INCORPORATION BY REFERENCE
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
UNITY BANCORP, INC. 2004 STOCK BONUS PLAN
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF UNITY BANCORP, INC. (the "Company")
UNITY BANCORP, INC.